Exhibit 4.4

CenterPoint Energy Houston Electric, LLC

1111 Louisiana Street

Houston, TX 77002

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

(successor in trust to JPMORGAN CHASE BANK),

as Trustee

THIRTY-THIRD SUPPLEMENTAL INDENTURE

Dated as of March 23, 2023

Supplementing the General Mortgage Indenture

Dated as of October 10, 2002

Filed under file number 030004510538 in the

Office of the Secretary of State as an instrument

granting a security interest by a public utility

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

This instrument is being filed pursuant to Chapter 261 of the Texas Business and Commerce Code

THIRTY-THIRD SUPPLEMENTAL INDENTURE, dated as of March 23, 2023, between CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, a limited liability company organized and existing under the laws of the State of Texas (herein called the “Company”), having its principal office at 1111 Louisiana Street, Houston, Texas 77002, and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (successor in trust to JPMORGAN CHASE BANK), a limited purpose national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”), the office of the Trustee at which on the date hereof its corporate trust business is administered being 601 Travis Street, 16th Floor, Houston, Texas 77002.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a General Mortgage Indenture dated as of October 10, 2002, as supplemented and amended (the “Indenture”), providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Indenture and herein called the “Securities”) and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Manager, has duly determined to make, execute and deliver to the Trustee this Thirty-Third Supplemental Indenture to the Indenture as permitted by Sections 201, 301, 402(2), 403(2) and 1401 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, a thirty-seventh series of Securities under the Indenture in an initial aggregate principal amount of $600,000,000 (such thirty-seventh series being hereinafter referred to as the “Thirty-Seventh Series”), and a thirty-eighth series of Securities under the Indenture in an initial aggregate principal amount of $300,000,000 (such thirty-eighth series being hereinafter referred to as the “Thirty-Eighth Series”); and

WHEREAS, all things necessary to make the Securities of the Thirty-Seventh Series and the Securities of the Thirty-Eighth Series, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Thirty-Third Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS THIRTY-THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Indenture and in this Thirty-Third Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 101. Definitions. Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.

ARTICLE TWO

TITLE, FORM AND TERMS OF THE BONDS

Section 201. Title of the Bonds. This Thirty-Third Supplemental Indenture hereby creates a series of Securities designated as the “4.95% General Mortgage Bonds, Series AK, due 2033” (the “Series AK Mortgage Bonds”), and a series of Securities designated as the “5.30% General Mortgage Bonds, Series AL, due 2053” (the “Series AL Mortgage Bonds”). For purposes of the Indenture, the Series AK Mortgage Bonds and the Series AL Mortgage Bonds shall each constitute a single series of Securities and, subject to the provisions, including, but not limited to, Article Four of the Indenture, the Series AK Mortgage Bonds shall be issued initially in an aggregate principal amount of $600,000,000, and the Series AL Mortgage Bonds shall be issued initially in an aggregate principal amount of $300,000,000, provided, however, that, in the case of each of the Series AK Mortgage Bonds and the Series AL Mortgage Bonds, as contemplated in the second paragraph of Section 301 of the Indenture and the definition of “Tranche” in Section 101 of the Indenture, additional Securities of such a series or Tranche may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, pursuant to Section 1401(4) of the Indenture.

Section 202. Form and Terms of the Bonds. The form and terms of each of the Series AK Mortgage Bonds and the Series AL Mortgage Bonds will be set forth in an Officer’s Certificate delivered by the Company to the Trustee pursuant to the authority granted by this Thirty-Third Supplemental Indenture in accordance with Sections 201 and 301 of the Indenture.

Section 203. Treatment of Proceeds of Title Insurance Policy. Any moneys received by the Trustee as proceeds of any title insurance policy on Mortgaged Property of the Company shall be subject to and treated in accordance with the provisions of Section 607(2) of the Indenture (other than the last paragraph thereof).

ARTICLE THREE

MISCELLANEOUS PROVISIONS

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Thirty-Third Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if it has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Thirty-Third Supplemental Indenture; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer, unless the Trustee has knowledge to the contrary or the Trustee is acting in bad faith. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. Absent gross negligence, willful misconduct or bad faith by the Trustee, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees, absent gross negligence, willful misconduct or bad faith by the Trustee: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including the risk of the Trustee acting on unauthorized Instructions and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee as soon as practicable upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRTY-THIRD SUPPLEMENTAL INDENTURE, THE SERIES AK MORTGAGE BONDS, THE SERIES AL MORTGAGE BONDS OR THE TRANSACTION CONTEMPLATED HEREBY.

Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Thirty-Third Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

This Thirty-Third Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

This Thirty-Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

The words “execution,” “executed,” “signed,” signature,” and words of like import in this Thirty-Third Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Thirty-Third Supplemental Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Company Order, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security or other certificate, instrument, agreement or other document delivered pursuant to this Thirty-Third Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 303 or elsewhere in the Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Section 303 or elsewhere in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities of such series.

IN WITNESS WHEREOF, the parties hereto have caused this Thirty-Third Supplemental Indenture to be duly executed as of the day and year set forth below and effective as of the day and year first above written.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

Dated: March 20, 2023	By:	/s/ Jacqueline M. Richert
	Name:	Jacqueline M. Richert
	Title:	Vice President, Investor Relations and Treasurer

ACKNOWLEDGMENT

STATE OF TEXAS	)
	)	ss
COUNTY OF HARRIS	)

On the 20th day of March, 2023, before me personally came Jacqueline M. Richert, to me known, who, being by me duly sworn, did depose and say that she resides in Houston, Texas; that she is the Vice President and Chief Accounting Officer of CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, the limited liability company described in and which executed the foregoing instrument; and that she signed her name thereto by authority of the sole manager of said limited liability company.

/s/ Charlicia Nicole Green
Charlicia Nicole Green
Notary Public

My commission expires July 10, 2023.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (successor in trust to JPMORGAN CHASE BANK), as Trustee

Dated: March 20, 2023	By:	/s/ Michele R. Shrum
	Name:	Michele R. Shrum
	Title:	Vice President

ACKNOWLEDGMENT

STATE OF FLORIDA	)
): ss
COUNTY OF DUVAL	)

On the 20th day of March in the year 2023, before me, the undersigned, personally appeared, Michele R. Shrum, a Vice President of The Bank of New York Mellon Trust Company, N.A., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Cindy A. Sheldon
Cindy A. Sheldon
Notary Public

My commission expires December 8, 2025.